EXHIBIT 4.3

                             NOVA BIOGENETICS, INC.

FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

To:      Nova BioGenetics, Inc.
         8601 Dunwoody Place, Suite 338
         Atlanta, Georgia 30350
         Attention: Secretary

         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns, and transfers unto_______________that certain Warrant (Number UW-________________________to purchase ________ shares of Common Stock, no par value per share, of Nova BioGenetics, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:_______________

                                            Signature:__________________________

                                            Notice:

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.